UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2011

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REALPAGE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

RealPage, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on June 1, 2011.  A total of 64,766,826 shares were represented in person or by proxy at the 2011 Annual Meeting and the Company’s stockholders took the following actions:

Proposal One: Election of Directors

Stockholders elected each of the two nominees for Class I director to serve for a term of three years to expire at the 2014 Annual Meeting of Stockholders based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alfred R. Berkeley, III	63,188,172	358,482	1,220,172
Peter Gyenes	61,372,390	2,174,265	1,220,172

Proposal Two: Ratification of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 based on the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
64,762,335	4,416	75	0

Proposal Three: Advisory Approval of Executive Compensation

Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and set forth in the Company’s proxy statement for its 2011 Annual meeting of Stockholders by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
63,293,685	240,547	12,422	1,220,172

Proposal Four: Advisory Approval of Frequency of Stockholder Vote on Executive Compensation

Stockholders approved, on a non-binding, advisory basis, that the Company conduct future stockholder advisory votes on named executive officer compensation every three years, by the following vote:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
17,053,061	494,349	45,993,273	5,971	1,220,172

The Board of Directors has considered the stockholder vote regarding the frequency of stockholder advisory votes on named executive officer compensation and determined that it will hold an advisory vote on its named executive officer compensation every three years until the next vote on frequency, which is expected to occur at the 2017 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Margot Lebenberg
Margot Lebenberg Executive Vice President, Chief Legal Officer and Secretary

Date:  June 1, 2011